Exhibit 99.10
ELECTION FORM AND LETTER OF TRANSMITTAL
of
LORAL SPACE & COMMUNICATIONS INC.
for
Common Shares and/or Partnership Units
of
Telesat Corporation and/or Telesat Partnership LP
Pursuant to the Proxy Statement/Prospectus dated [      ], 2021
ELECTION DEADLINE IS 5:00 P.M., EASTERN TIME, ON THE DATE THAT IS THREE BUSINESS DAYS PRIOR TO THE DATE OF THE CLOSING (WHICH DATE SHALL BE PUBLICLY ANNOUNCED BY LORAL AS SOON AS REASONABLY PRACTICABLE BUT IN NO EVENT LESS THAN FIVE BUSINESS DAYS PRIOR TO THE ANTICIPATED DATE OF THE CLOSING).
DELIVERY OF THIS ELECTION FORM AND LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH BELOW WILL NOT CONSTITUTE A VALID DELIVERY TO THE EXCHANGE AGENT. YOU MUST SIGN THIS ELECTION FORM AND LETTER OF TRANSMITTAL IN THE APPROPRIATE SPACE PROVIDED BELOW, WITH SIGNATURE GUARANTEE IF REQUIRED, AND COMPLETE THE ENCLOSED FORM W-9 OR THE APPROPRIATE FORM W-8 AS REQUIRED AND, IF YOU MADE A TELESAT PARTNERSHIP ELECTION, COMPLETE THE APPLICABLE CRA FORM NR301, NR302 OR NR303 AS REQUIRED.
The Exchange Agent and Depositary is:
COMPUTERSHARE INVESTOR SERVICES INC.
By Hand or by Courier:	By Mail:
100 University Avenue, 8th Floor, North Tower Toronto, Ontario M5J 2Y1	P.O. Box 7021 31 Adelaide St E Toronto, ON M5C 3H2 Attention: Corporate Actions
By Email Transmission:*
depositoryparticipant@computershare.com

*(Email transmission is permitted only if all of the following conditions are met: (1)  the Loral Common Shares to be exchanged are not represented by certificates; (2) the undersigned is not utilizing the Special Issuance Instructions; and (3) a Medallion Signature Guarantee is not required)

For Questions:
Toll Free: 1-800-564-6253 Email: corporateactions@computershare.com
THIS ELECTION FORM AND LETTER OF TRANSMITTAL SHOULD BE READ CAREFULLY AND IN ITS ENTIRETY BEFORE THIS ELECTION FORM AND LETTER OF TRANSMITTAL IS COMPLETED.

ELECTION FORM CHECKLIST
STEP	PAGE
Step 1 — Complete Election Table, including the forms below if applicable	5
– Form NR301, Form NR302 or Form NR303 (if you are not Canadian and you made a Telesat Partnership Election with respect to all or any portion of your Deposited Shares).

–
Declaration of Canadian residency for purposes of the the Income Tax Act (Canada) (if you are Canadian and you made a Telesat Partnership Election with respect to all or any portion of your Deposited Shares).

– Declaration of Canadian status (“Canadian Status Declaration”) (if you made an election to exchange your Loral Common Shares for Class A Units and/or Class A Shares).
Step 2 — Signatures	7
– Provide the requested Stockholder information.
– Guarantor Signature (if applicable).
Step 3 — If applicable: (a) Complete Special Issuance Instructions (if Telesat Corporation Shares and/or Telesat Partnership Units are to be issued to an individual or entity that is different from that of the registered holder), or (b) Complete Special Delivery Instructions (if Telesat Corporation Shares and/or Telesat Partnership Units are to be issued to the registered holder at an address different from the registered address)	8
Step 4 — Complete Form W-9 or Form W-8 (as applicable)	9
Step 5 — Statement of Lost Certificates (if you hold your Deposited Shares in certificated form and such certificates have been lost, stolen or destroyed, you will need to complete and sign the Statement of Lost Certificates)	11
* As further described herein and in the Proxy Statement/Prospectus (defined below), only Canadian holders may elect to receive Class A Shares and/or Class A Units (see Instruction 12 below).

Pursuant to the Transaction Agreement and Plan of Merger (as it may be amended from time to time and including all exhibits and schedules thereto, the “Transaction Agreement”), dated as of November 23, 2020, by and among Loral Space & Communications Inc. (“Loral”), Telesat Corporation (“Telesat Corporation”), Telesat Canada, Telesat Partnership LP (“Telesat Partnership”), Telesat CanHold Corporation, Lion Combination Sub Corporation (“Merger Sub”), Public Sector Pension Investment Board and Red Isle Private Investments Inc., subject to the terms and conditions therein, Merger Sub will merge with and into Loral, with Loral surviving the merger as a wholly owned subsidiary of Telesat Partnership (the “Merger”, together with the other transactions contemplated by the Transaction Agreement, the “Transaction”). Capitalized terms used but not defined in this Election Form have the meanings set out in the Proxy Statement/Prospectus.
Subject to the terms and conditions of the Transaction Agreement, at the effective time of the Merger (the “Effective Time”), each share of Voting and Non-Voting Common Stock, $0.01 par value per share (the “Loral Common Shares”), of Loral outstanding immediately prior to the Effective Time will be converted into the right to receive (a) if the Loral stockholder elects to receive units of Telesat Partnership pursuant to the Transaction Agreement (a “Telesat Partnership Election”), one (1) newly issued Class A unit of Telesat Partnership (“Class A Units”) if such Loral stockholder can demonstrate it is Canadian (as such term is defined in the Investment Canada Act), and otherwise one (1) newly issued Class B unit of Telesat Partnership (“Class B Units” and, together with the Class A Units and Class C Units, the “Telesat Partnership Units”), or (b) if the Loral stockholder makes an election to receive shares of Telesat Corporation (a “Telesat Corporation Election”) or does not validly make a Telesat Partnership Election, one (1) newly issued Class A common share of Telesat Corporation (“Class A Shares”) if such Loral stockholder can demonstrate it is Canadian (as such term is defined in the Investment Canada Act), and otherwise one (1) newly issued Class B common share of Telesat Corporation (“Class  B Shares”, together with the Class A Shares, the “Telesat Public Shares” and, collectively with the Class C Shares, the “Telesat Corporation Shares”). The Telesat Partnership Units will be exchangeable for Telesat Corporation Shares at the election of the holder beginning six (6)  months after the Effective Time and in certain other circumstances. The Telesat Partnership Units issued pursuant to a Telesat Partnership Election are referred to herein as the “Telesat Partnership Consideration”, the Telesat Public Shares issued pursuant to a Telesat Corporation Election (or failure to validly make a Telesat Partnership Election) are referred to herein as the “Telesat Corporation Consideration”, and the Telesat Partnership Consideration and Telesat Corporation Consideration are referred to herein collectively as the “Transaction Consideration”. For a full discussion of the Transaction and effect of the Telesat Partnership Election and the Telesat Corporation Election, see the Telesat Corporation’s and Telesat Partnership’s Registration Statement on Form F-4 filed with the Securities and Exchange Commission on June 24, 2021 (the “Proxy Statement/Prospectus”).
This Election Form and Letter of Transmittal (this “Election Form”), is provided for you to indicate your elections of Transaction Consideration and, if you hold certificated Loral Common Shares, to surrender your certificates representing Loral Common Shares.
IF YOU HOLD YOUR LORAL COMMON SHARES THROUGH A BANK, BROKER OR OTHER NOMINEE, THEY MUST MAKE AN ELECTION FOR YOUR SHARES ON YOUR BEHALF IN ACCORDANCE WITH YOUR INSTRUCTIONS. PLEASE INSTRUCT THEM HOW TO EXCHANGE YOUR LORAL COMMON SHARES BY COMPLETING THE ELECTION INSTRUCTIONS YOU RECEIVE FROM THEM. PLEASE CONTACT YOUR BANK, BROKER OR OTHER NOMINEE WITH ANY QUESTIONS.
This Election Form may be used to make an election only with respect to the Loral Common Shares listed in the table below. Any election made shall have been properly made only if Computershare Investor Services Inc. (the “Exchange Agent”, “Computershare” or the “Depositary”) shall have actually received a properly completed Election Form and, if you hold certificated Loral Common Shares, the listed original stock certificates representing your Loral Common Shares by no later than 5:00 p.m., Eastern Time, on the business day that is three business days prior to the date of the Closing (which date shall be publicly announced by Loral as soon as reasonably practicable but in no event less than five business days prior to the anticipated date of the Closing) (or such other time and date as Loral may specify) (the “Election Deadline”). If the date of the Closing is delayed to a subsequent date, the Election Deadline shall be similarly delayed to a subsequent date, and Loral shall promptly announce any such delay and, when determined, the rescheduled Election Deadline, which rescheduled Election Deadline, if necessary, shall be at the discretion of Loral; provided that at least five (5) Business Days of advance notice thereof shall have been provided.
An Election Form with respect to Loral Common Shares shall be deemed properly completed only (i) with respect to Loral Common Shares represented by certificates, if accompanied by one or more certificates duly endorsed in blank or otherwise in form acceptable for transfer on the books of Loral (or, with respect to any certificate that has been lost, stolen or destroyed, an affidavit of lost certificate in a form acceptable to the Exchange Agent (see Instruction 8 below)) or (ii) with respect to uncertificated Loral Common Shares and Loral Common Shares recorded in book entry, upon the Exchange Agent’s receipt of an “agent’s message” or such other evidence of transfer of uncertificated Loral Common Shares or Loral Common Shares recorded in book entry, as applicable, as the Exchange Agent may reasonably request, collectively representing all Loral Common Shares covered by such Election Form (see Instruction 1 below), in each case together with duly executed transmittal materials included with the Election Form. Any Election Form may be revoked or changed by submitting written notice that is received by the Exchange Agent on or prior to the Election Deadline. AS FURTHER DESCRIBED IN THE PROXY STATEMENT/PROSPECTUS, IN THE EVENT A VALID ELECTION IS NOT MADE WITH RESPECT TO ANY LORAL COMMON SHARES ON OR PRIOR TO THE ELECTION DEADLINE, SUCH LORAL COMMON SHARES SHALL BE EXCHANGED FOR CLASS B SHARES.

In addition, if the Transaction Agreement is terminated, any Telesat Partnership Elections and Telesat Corporation Elections shall automatically be revoked and all certificates representing Loral Common Shares, all uncertificated Loral Common Shares or Loral Common Shares recorded in book entry shall be promptly returned without charge.
The undersigned acknowledges that at the Effective Time the Deposited Shares shall be surrendered and converted into the right to receive Telesat Corporation Shares and/or Telesat Partnership Units, as applicable, and all of the right, title and interest of the undersigned in and to the Deposited Shares and in and to any and all dividends, distributions, payments, securities, rights, warrants, assets or other interests (collectively, “distributions”) which may be declared, paid, accrued, issued, distributed, made or transferred on or in respect of the Deposited Shares or any of them as and from the Effective Time, as well as the right of the undersigned to receive any and all distributions, shall have been surrendered.
The undersigned irrevocably constitutes and appoints each of [           ] and [           ], each of whom is an officer of Telesat Corporation, and any other person designated by Telesat Corporation in writing, the true and lawful agent, attorney and attorney-in-fact of the undersigned with respect to the Deposited Shares surrendered and converted into the right to receive Telesat Corporation Shares and/or Telesat Partnership Units, as applicable, in connection with the Transaction with full power of substitution (such power of attorney, being coupled with an interest, being irrevocable) to, in the name of and on behalf of the undersigned, (a) register or record the transfer of such Deposited Shares consisting of securities on the registers of Telesat Corporation or Telesat Partnership, as applicable; and (b) in the case of a Telesat Partnership Election, sign the Partnership Agreement on behalf of the undersigned.
The undersigned revokes any and all other authority, whether as agent, attorney-in-fact, attorney, proxy or otherwise, previously conferred or agreed to be conferred by the undersigned at any time with respect to the Deposited Shares or any distributions other than as set out in this Election Form and in any proxy granted for use at the Loral Stockholder Meeting. Other than in connection with the Loral Stockholder Meeting, no subsequent authority, whether as agent, attorney-in-fact, attorney, proxy or otherwise, will be granted with respect to the Deposited Shares or any distributions by or on behalf of the undersigned, unless the Deposited Shares are not taken up and converted into the right to receive Telesat Corporation Shares and/or Telesat Partnership Units, as applicable, as a result of the valid termination of the Transaction.
The undersigned covenants and agrees to execute all such documents, transfers and other assurances as may be necessary or desirable to convey the Deposited Shares for conversion into the right to receive Telesat Corporation Shares and/or Telesat Partnership Units, as applicable.
Each authority conferred or agreed to be conferred by the undersigned in this Election Form may be exercised during any subsequent legal incapacity of the undersigned and all obligations of the undersigned in this Election Form shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.
The undersigned authorizes and directs the Depositary to issue a Direct Registration Statement (“DRS”) to which the undersigned is entitled as indicated below and to mail such advice to the address indicated below or, if no instructions are given, in the name and to the address if any, of the undersigned as it appears on the share register maintained by Loral.

TO:
LORAL SPACE & COMMUNICATIONS INC.

AND TO:
COMPUTERSHARE INVESTOR SERVICES INC. at its offices set out herein.

STEP 1.   LORAL COMMON SHARES AND CONSIDERATION ELECTION TABLE.
The undersigned acknowledges receipt of the Proxy Statement/Prospectus and represents and warrants that the registered holder(s) listed below has good and sufficient authority to deposit, sell and transfer the Loral Common Shares represented by the enclosed certificate(s), all uncertificated Loral Common Shares and Loral Common Shares recorded in book entry (the “Deposited Shares”), in each case as indicated in the table below.
In the applicable rows of the “Election Choices” columns of the table below, enter the number of Deposited Shares with respect to which you hereby elect to make a Telesat Partnership Election and/or a Telesat Corporation Election.
ELECTION TABLE
Deposited Shares			Election Choices
Name(s) and Address(es) of Registered Holder(s)(1)	Certificate Number(s) or Computershare Holder ID(2)	Number of Loral Common Shares Deposited	Telesat Partnership Election		Telesat Corporation Election
			Class A Units(3), (4)	Class B Units(3)	Class A Shares(4)	Class B Shares

(1)
Name of the registered holder must be exactly as it appears on the books and records of Loral.

(2)
If election is made with respect to certificated Loral Common Shares, the certificate number(s) must be provided. If election is made with respect to uncertificated Loral Common Shares, the Computershare Holder ID of the registered holder must be provided.

(3)
By electing to receive Telesat Partnership Units and signing below, the undersigned hereby irrevocably constitutes and appoints Telesat Corporation, as general partner of Telesat Partnership, the true and lawful agent, attorney and attorney-in-fact of the undersigned with full power of substitution (such power of attorney, being coupled with an interest, being irrevocable) to, in the name of and on behalf of the undersigned, execute the Partnership Agreement.

(4)
By electing Class A Units or Class A Shares, the undersigned must complete the Canadian Status Declaration on the following page and is certifying that the undersigned is Canadian (as such term is defined in the Investment Canada Act).

YOUR LORAL COMMON SHARES WILL BE EXCHANGED FOR CLASS B SHARES IF:
A.
You fail to follow the instructions to this “Election Form” or otherwise fail to make a valid election;

B.
A properly completed Election Form is not received by the Exchange Agent in advance of the Election Deadline;

C.
You properly and timely revoke a prior election without timely making a new election; or

D.
You indicate a number of Loral Common Shares for which you would like to make both a Telesat Partnership Election and Telesat Corporation Election that is different from the number of Loral Common Shares represented by the Deposited Shares.

As described above, the terms of the Transaction Agreement permit a holder of Loral Common Shares to make an election with respect to each Loral Common Share. If you wish to separately identify the particular Loral Common Shares (e.g., Loral Common Shares acquired on particular date(s) or at particular price(s)) for which a particular election is being made, you should (i)  attach a statement to this Election Form identifying the particular Loral Common Share(s) for which each election is made (e.g., by acquisition date or price) and (ii) retain a copy of this Election Form and the statement for your records. The elections that you make, and the Loral Common Shares with respect to which you make each election, may affect the tax consequences of the Transaction to you. For a general description of the tax consequences of the Transaction, see the section entitled “Certain Material Tax Considerations” of the Proxy Statement/Prospectus. You are also encouraged to consult your tax advisor with respect to whether and how you should separately identify the particular Loral Common Shares for which a particular election is being made.
Telesat Corporation Shares and Telesat Partnership Units will be issued in non-certificated book entry form via DRS stock distribution statement.

LORAL STOCKHOLDERS THAT MAKE A TELESAT PARTNERSHIP ELECTION:

Holders that are Not Residents of Canada.   A holder (other than a holder that is a resident of Canada for the purposes of the Income Tax Act (Canada)) must complete and return with this Election Form Canada Revenue Agency Form NR301 (for use by non-residents other than partnerships or hybrid entities), Form NR302 (for use by partnerships) or Form NR303 (for use by hybrid entities) as applicable (See Instruction 11 below).

Holders that are Residents of Canada. A holder that is a resident of Canada for the purposes of the Income Tax Act (Canada) must complete the following declaration:

                  (name of Holder) declares that (i) it is a resident of Canada for the purposes of the Income Tax Act (Canada), (ii) its social insurance number/business number/trust identification number is:                   and (iii) it will forthwith advise Telesat Corporation, as general partner of Telesat Partnership, of any change in its residential status.

ALL LORAL STOCKHOLDERS THAT MAKE A TELESAT PARTNERSHIP ELECTION MUST EITHER PROVIDE CANADA REVENUE AGENCY FORM NR301, NR302 OR NR303 OR COMPLETE THE DECLARATION OF CANADIAN TAX RESIDENCE ABOVE. A LORAL STOCKHOLDER THAT DOES NOT PROVIDE THE APPLICABLE FORM OR DECLARATION WILL BE TREATED AS A NON-RESIDENT OF CANADA THAT IS NOT ENTITLED TO TREATY BENEFITS.
CANADIAN STATUS DECLARATION
LORAL STOCKHOLDERS THAT ELECT TO EXCHANGE LORAL COMMON SHARES FOR CLASS A UNITS AND/OR CLASS A SHARES:

Pursuant to the Articles of Telesat Corporation and formation documents of Telesat Partnership, the Class A Units or Class  A Shares, as applicable, may only be beneficially owned or controlled, directly or indirectly, by Canadians (as defined in the Investment Canada Act and as set forth below).

To facilitate compliance with these restrictions when issuing the Class A Units or Class A Shares in consideration for the Deposited Shares pursuant to the Transaction, the undersigned hereby certifies that it has made reasonable inquiries as to the “Canadian” status of the registered holder and the beneficial owner of the Deposited Shares and has read the definitions of “Canadian” set out in Instruction 12 below and hereby declares that the Transaction Consideration will be (check one box based on the definitions set out below):

☐ owned and controlled by a Canadian
☐ owned and controlled by a Non-Canadian
IF YOU DO NOT COMPLETE THIS CANADIAN STATUS DECLARATION OR IF IT IS DETERMINED BY TELESAT CORPORATION, TELESAT PARTNERSHIP OR THEIR TRANSFER AGENT THAT YOU INCORRECTLY INDICATED (THROUGH INADVERTENCE OR OTHERWISE) THAT YOU ARE CANADIAN, YOU WILL BE DEEMED TO BE A PERSON THAT IS A NON-CANADIAN HOLDER AND SHALL RECEIVE CLASS B SHARES OF TELESAT CORPORATION.

STEP 2.   STOCKHOLDER AND GUARANTOR INFORMATION AND SIGNATURES
Stockholder Signature/Information
Dated: , 2021
Signature of Stockholder or authorized representative (see Instructions 2 and 4 below)	Name of Stockholder (please print or type)

Address of Stockholder	Phone
Name of authorized representative, if applicable (please print or type)
Guarantor Signature/Information (if required under Instruction 3 below)
Authorized Signature	Name of Guarantor (please print or type)

Address of Guarantor

STEP 3.   SPECIAL ISSUANCE AND DELIVERY FORM (IF CONSIDERATION IS TO BE DELIVERED TO AN ALTERNATIVE RECIPIENT OR ADDRESS)
The Transaction Consideration will be issued in the name and to the address provided on the Election Form unless Special Issuance Instructions are given in the boxes below.
Special Issuance Instructions (See Instructions 5 and 9 below)
To be completed ONLY if the Transaction Consideration is to be issued to a name that is different from the name or address of the registered holder(s).
Issue ☐ Class A Telesat Partnership Units to:
Issue ☐ Class B Telesat Partnership Units to:
Issue ☐ Class A Telesat Corporation Shares to:
Issue ☐ Class B Telesat Corporation Shares to:
Name(s):	Address:
Phone:
If completing this page for Special Issuance Instructions, you must obtain an Original Medallion Signature Guarantee and apply below.

Special Delivery Instructions (See Instruction 6 below)
To be completed ONLY if the Transaction Consideration is to be issued to the registered holder(s) at an address that is different from the address reflected above in the section entitled “Step 2. Stockholder and Guarantor Information and Signatures”.
Name(s):	Address:

Phone:

STEP 4.   FORM W-9 OR W-8 (AS APPLICABLE).
FORM W-9 (COMPLETE IF U.S. STOCKHOLDER):

Form **W-9**
(Rev. October 2018)
Department of the Treasury
Internal Revenue Service

Request for Taxpayer Identification Number and Certification

▶ Go to *www.irs.gov/FormW9* for instructions and the latest information.

Give Form to the requester. Do not send to the IRS.

Print or type.
See **Specific Instructions** on page 3.

1 Name (as shown on your income tax return). Name is required on this line; do not leave this line blank.

2 Business name/disregarded entity name, if different from above

3 Check appropriate box for federal tax classification of the person whose name is entered on line 1. Check only **one** of the following seven boxes.

☐ Individual/sole proprietor or single-member LLC ☐ C Corporation ☐ S Corporation ☐ Partnership ☐ Trust/estate

☐ Limited liability company. Enter the tax classification (C=C corporation, S=S corporation, P=Partnership) ▶ ________

Note: Check the appropriate box in the line above for the tax classification of the single-member owner. Do not check LLC if the LLC is classified as a single-member LLC that is disregarded from the owner unless the owner of the LLC is another LLC that is **not** disregarded from the owner for U.S. federal tax purposes. Otherwise, a single-member LLC that is disregarded from the owner should check the appropriate box for the tax classification of its owner.

☐ Other (see instructions) ▶

4 Exemptions (codes apply only to certain entities, not individuals; see instructions on page 3):

Exempt payee code (if any) ________

Exemption from FATCA reporting code (if any) ________

(Applies to accounts maintained outside the U.S.)

5 Address (number, street, and apt. or suite no.) See instructions.

Requester's name and address (optional)

6 City, state, and ZIP code

7 List account number(s) here (optional)

Part I Taxpayer Identification Number (TIN)

Enter your TIN in the appropriate box. The TIN provided must match the name given on line 1 to avoid backup withholding. For individuals, this is generally your social security number (SSN). However, for a resident alien, sole proprietor, or disregarded entity, see the instructions for Part I, later. For other entities, it is your employer identification number (EIN). If you do not have a number, see *How to get a TIN,* later.

Note: If the account is in more than one name, see the instructions for line 1. Also see *What Name and Number To Give the Requester* for guidelines on whose number to enter.

Social security number

☐☐☐ – ☐☐ – ☐☐☐☐

or

Employer identification number

☐☐ – ☐☐☐☐☐☐☐

Part II Certification

Under penalties of perjury, I certify that:

1. The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me); and
2. I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; and
3. I am a U.S. citizen or other U.S. person (defined below); and
4. The FATCA code(s) entered on this form (if any) indicating that I am exempt from FATCA reporting is correct.

Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. For real estate transactions, item 2 does not apply. For mortgage interest paid, acquisition or abandonment of secured property, cancellation of debt, contributions to an individual retirement arrangement (IRA), and generally, payments other than interest and dividends, you are not required to sign the certification, but you must provide your correct TIN. See the instructions for Part II, later.

Sign Here **Signature of U.S. person ▶** **Date ▶**

General Instructions

Section references are to the Internal Revenue Code unless otherwise noted.

Future developments. For the latest information about developments related to Form W-9 and its instructions, such as legislation enacted after they were published, go to *www.irs.gov/FormW9.*

Purpose of Form

An individual or entity (Form W-9 requester) who is required to file an information return with the IRS must obtain your correct taxpayer identification number (TIN) which may be your social security number (SSN), individual taxpayer identification number (ITIN), adoption taxpayer identification number (ATIN), or employer identification number (EIN), to report on an information return the amount paid to you, or other amount reportable on an information return. Examples of information returns include, but are not limited to, the following.

- Form 1099-INT (interest earned or paid)
- Form 1099-DIV (dividends, including those from stocks or mutual funds)
- Form 1099-MISC (various types of income, prizes, awards, or gross proceeds)
- Form 1099-B (stock or mutual fund sales and certain other transactions by brokers)
- Form 1099-S (proceeds from real estate transactions)
- Form 1099-K (merchant card and third party network transactions)
- Form 1098 (home mortgage interest), 1098-E (student loan interest), 1098-T (tuition)
- Form 1099-C (canceled debt)
- Form 1099-A (acquisition or abandonment of secured property)

Use Form W-9 only if you are a U.S. person (including a resident alien), to provide your correct TIN.

If you do not return Form W-9 to the requester with a TIN, you might be subject to backup withholding. See What is backup withholding, *later.*

Cat. No. 10231X Form **W-9** (Rev. 10-2018)

FORM W-8 (COMPLETE IF NON-U.S. STOCKHOLDER):
If you are not a U.S. Stockholder as defined below, but you provide an address that is located within the United States, you must complete an appropriate Form W-8. Copies of Form W-8 are available from the Depositary on request or on the Internal Revenue Service website: https://apps.irs.gov/app/picklist/list/formsPublications.html.
A “U.S. Stockholder” is any Loral stockholder who either (i) has a registered account address that is located within the United States or any territory or possession thereof or (ii) is a “U.S. person” for the United States federal income tax purposes as defined in Instruction 9 below.

STEP 5.   LOST CERTIFICATES (IF APPLICABLE).
If your lost certificate(s) forms part of an estate or trust, or are valued at more than CAD $200,000.00, please contact Computershare for additional instructions. Any person who, knowingly and with intent to defraud any insurance company or other person, files a statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto, commits a fraudulent insurance act, which is a crime.
PREMIUM CALCULATION
# of Lost Shares X USD $1.10 = Premium Payable $                   NOTE: Payment NOT required if premium is less than $5.00
The option to replace your certificate by completing this Step 5 will expire on thirty (30) days after the Effective Date. After this date, shareholders must contact Computershare for alternative replacement options. I enclose my certified cheque, bank draft or money order payable to Computershare Investor Services Inc.
STATEMENT OF LOST CERTIFICATES
The undersigned (solitarily, jointly and severally, if more than one) represents and agrees to the following: (i) the undersigned is (and, if applicable, the registered owner of the original stock certificate(s) (the “Original(s)”), at the time of their death, was) the lawful and unconditional owner of the Original(s) and is entitled to the full and exclusive possession thereof; (ii) the missing certificate(s) representing the Original(s) have been lost, stolen or destroyed, and have not been endorsed, cashed, negotiated, transferred, assigned, pledged, hypothecated, encumbered in any way, or otherwise disposed of; (iii)  a diligent search for the certificate(s) has been made and they have not been found; and (iv) the undersigned makes this Statement for the purpose of transferring or exchanging the Original(s) (including, if applicable, without probate or letters of administration or certification of estate trustee(s) or similar documentation having been granted by any court), and hereby agrees to surrender the certificate(s) representing the Original(s) for cancellation should the undersigned, at any time, find the certificate(s).
The undersigned hereby agrees, for myself and my heirs, assigns and personal representatives, in consideration of the transfer or exchange of the Original(s), to completely indemnify, protect and hold harmless Loral, Computershare Investor Services Inc., Aviva Insurance Company of Canada, each of their lawful successors and assigns, and any other party to the transaction (the “Obligees”), from and against all losses, costs and damages, including court costs and attorneys’ fees that they may be subject to or liable for in respect of the cancellation and/or replacement of the Original(s) and/or the certificate(s) representing the Original(s) and/ or the transfer or exchange of the Originals represented thereby, upon the transfer, exchange or issue of the Originals and/or a check for any cash payment. The rights accruing to the Obligees under the preceding sentence shall not be limited by the negligence, inadvertence, accident, oversight or breach of any duty or obligations on the part of the Obligees or their respective officers, employees and agents or their failure to inquire into, contest, or litigate any claim, whenever such negligence, inadvertence, accident, oversight, breach or failure may occur or have occurred. I acknowledge that a fee of USD $1.10 per lost Loral Common Share is payable by the undersigned. Surety protection for the Obligees is provided under Blanket Lost Original Instruments/Waiver of Probate or Administration Bond No. 35900-16 issued by Aviva Insurance Company of Canada.
Stockholder Signature/Information
Dated: , 2021
Signature of Stockholder or authorized representative (see Instructions 2 and 4 below)	Name of Stockholder (please print or type)
Name of authorized representative, if applicable (please print or type)
Guarantor Signature/Information (if required under Instruction 3 below)
Authorized Signature	Name of Guarantor (please print or type)

INSTRUCTIONS
1.
Use of Election Form

The method used to deliver this Election Form and any accompanying certificates representing Loral Common Shares is at the option and risk of the holder, and delivery will be deemed effective only when such documents are actually received. It is recommended that the necessary documentation be hand delivered to the Depositary at its office(s) specified on the last page of this Election Form, and a receipt obtained; otherwise the use of registered mail with return receipt requested, properly insured, is recommended. You may deliver this Election Form via email transmission to the email shown below; however, email transmission is permitted only if all of the following conditions are met: (1) the Loral Common Shares to be exchanged are not represented by certificates; (2)  the undersigned is not utilizing the Special Issuance Instructions; and (3)  a Medallion Signature Guarantee is not required.
If your Loral Common Shares are registered in the name of a broker, investment dealer, bank, trust company or other nominee, you should contact that nominee for assistance in depositing those Loral Common Shares.
2.
Signatures

This Election Form must be filled in and signed by the holder of Loral Common Shares described above or by such holder’s duly authorized representative (in accordance with Instruction 4 below).
(a)
If this Election Form is signed by the registered owner(s) of the accompanying certificate(s), such signature(s) on this Election Form must correspond with the names(s) as registered or as written on the face of such certificate(s) without any change whatsoever, and the certificate(s) need not be endorsed. If such deposited certificate(s) are owned of record by two or more joint owners, all such owners must sign the Election Form.

(b)
If this Election Form is signed by a person other than the registered owner(s) of the accompanying certificate(s):

(i)
such deposited certificate(s) must be endorsed or be accompanied by an appropriate share transfer power of attorney duly and properly completed by the registered owner(s); and

(ii)
the signature(s) on such endorsement or share transfer power of attorney must correspond exactly to the name(s) of the registered owner(s) as registered or as appearing on the certificate(s) and must be guaranteed as noted in Instruction 3 below.

3.
Guarantee of Signatures

If this Election Form is signed by a person other than the registered owner(s) of the Deposited Shares or if the Special Issuance Instructions are utilized, such signature must be guaranteed by an Eligible Institution (as defined below), or in some other manner satisfactory to the Depositary (except that no guarantee is required if the signature is that of an Eligible Institution).
An “Eligible Institution” means a Canadian Schedule I chartered bank, a major trust company in Canada, a commercial bank or trust company in the United States, a member of the Securities Transfer Association Medallion Program (STAMP), a member of the Stock Exchange Medallion Program (SEMP) or a member of the New York Stock Exchange Inc. Medallion Signature Program (MSP). Members of these programs are usually members of a recognized stock exchange in Canada and the United States, members of the Investment Industry Regulatory Organization of Canada, members of the Financial Industry Regulatory Authority or banks and trust companies in the United States.
4.
Signed by a Representative

If this Election Form is signed by a person in a representative capacity, such as (a) an executor, administrator, trustee or guardian or (b)  on behalf of a corporation, partnership or association, then in each case such signature must be guaranteed by an Eligible Institution or in some other manner satisfactory to the Depositary (except that no guarantee is required if the signature is that of an Eligible Institution). Either Telesat Corporation, Telesat Partnership or the Depositary, at its discretion, may require additional evidence of authority or additional documentation.
5.
Special Issuance Instructions

If the Telesat Corporation Shares and/or Telesat Partnership Units are to be made payable to or registered in a name or names other than the name(s) that appear(s) on the Deposited Shares, indicate the name(s) and address in the appropriate box. The stockholder(s) named will be considered the record owner(s) and must complete the section entitled “Step 2. Stockholder and Guarantor Information and Signatures” and an IRS Form W-9 (or the appropriate IRS Form W-8 if you are a non-U.S. holder, a copy of which can be obtained at www.irs.gov). If the section entitled “Special Issuance Instructions” is completed, then signatures on this Election Form must be guaranteed by an Eligible Institution, or in some other manner satisfactory to the Depositary (except that no guarantee is required if the signature is that of an Eligible Institution). If the Deposited Shares are registered in the name of a person other than the person signing this Election Form, or if issuance is to be made to a person other than the person signing this Election Form or if the issuance is to be made to a person other than the registered owner(s), then the Deposited Shares must be endorsed or accompanied by duly executed stock powers, in either case signed exactly as the name(s) of the registered owners or names that appear on such stock power(s) or with stock power(s) guaranteed by an Eligible Institution as provided herein.
6.
Special Delivery Instructions

If the Transaction Consideration is to be issued to the registered holder(s) at an address other than that appearing on the section entitled “Step 2. Stockholder and Guarantor Information and Signatures”, indicate the address in this box.
7.
Miscellaneous

(a)
If the space on this Election Form is insufficient to list all certificates for Deposited Shares, additional certificate numbers and number of Deposited Shares may be included on a separate signed list affixed to this Election Form.

(b)
If Deposited Shares are registered in different forms (e.g. “John Doe” and “J. Doe”) a separate Election Form should be signed for each different registration.

(c)
No alternative, conditional or contingent deposits will be accepted.

(d)
The Transaction and any agreement in connection with the Transaction will be construed in accordance with and governed by the laws of the State of Delaware, without giving effect to any laws, rules or provisions of the State of Delaware that would cause the application of the laws, rules or provisions of any jurisdiction other than the State of Delaware, and all disputes arising from or related to the Transaction Agreement are subject to the exclusive jurisdiction of the Delaware courts.

(e)
Additional copies of the Proxy Statement/Prospectus and this Election Form may be obtained from the Depositary at any of its respective offices at the addresses listed below.

8.
Lost Certificates

Option #1: If a share certificate has been lost, stolen or destroyed, this Election Form should be completed as fully as possible and forwarded together with a letter describing the loss to the Depositary. The Depositary will respond with the replacement requirements.
Option #2: Alternatively, stockholders who have lost, stolen, or destroyed their certificate(s) may participate in Computershare’s blanket bond program with Aviva Insurance Company of Canada by completing the section entitled “Step 5. Lost Certificates” above, and submitting the applicable certified check or money order made payable to Computershare Investor Services Inc.
9.
Substitute Form W-9 — U.S. Stockholders

In order to avoid “backup withholding” of United States income tax on payments made on the Loral Common Shares, a Loral stockholder that is a U.S. holder (as defined below) must generally provide the person’s correct taxpayer identification number (“TIN”) on the Substitute Form W-9 above and certify, under penalties of perjury, that such number is correct, that such Loral stockholder is not subject to backup withholding, and that such Loral stockholder is a U.S. person (including a U.S. resident alien). For the purposes of this Election Form, a “U.S. holder” or “U.S. person” means: a beneficial owner of Loral Common Shares that, for United States federal income tax purposes, is (a) a citizen or resident of the United States, (b) a corporation, or other entity classified as a corporation for United States federal income tax purposes, that is created or organized in or under the laws of the United States or any state in the United States, including the District of Columbia, (c) an estate if the income of such estate is subject to United States federal income tax regardless of the source of such income, (d) a trust if (i) such trust has validly elected to be treated as a U.S. person for United States federal income tax purposes or (ii) a United States court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of such trust or (e) a partnership, limited liability company or other entity classified as a partnership for United States tax purposes that is created or organized in or under the laws of the United States or any state in the United States, including the District of Columbia.
Backup withholding is not an additional United States income tax. Rather, the United States income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If backup withholding results in an overpayment of taxes, a refund may be obtained provided that the required information is furnished to the IRS.
Certain persons (including, among others, corporations, certain “not-for-profit” organizations, and certain non-U.S. persons) are not subject to backup withholding. A Loral stockholder that is a U.S. holder should consult his or her tax advisor as to the stockholder’s qualification for an exemption from backup withholding and the procedure for obtaining such exemption.

The TIN for an individual United States citizen or resident is the individual’s social security number.
The “Awaiting TIN” box of the substitute Form W-9 may be checked if a Loral stockholder has not been issued a TIN and has applied for a TIN or intends to apply for a TIN in the near future. If the “Awaiting TIN” box is checked, the Loral stockholder that is a U.S. holder must also complete the Certificate of Awaiting Taxpayer Identification Number found below the Substitute Form W-9 in order to avoid backup withholding. If a Loral stockholder that is a U.S. holder completes the Certificate of Awaiting Taxpayer Identification Number but does not provide a TIN within 60 days, such Stockholder will be subject to backup withholding at a rate of 24% until a TIN is provided.
Failure to furnish TIN — If you fail to furnish your correct TIN, you are subject to a penalty of U.S.$50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.
Non-U.S. holders receiving payments in the U.S. should return a completed Form W-8BEN, a copy of which is available from the Depositary upon request.
10.
Privacy Notice

Computershare is committed to protecting your personal information. In the course of providing services to you and our corporate clients, Computershare receives non-public personal information about you from transactions Computershare performs for you, forms you send Computershare, other communications Computershare has with you or your representatives, etc. This information could include your name, contact details (such as residential address, correspondence address, email address), social insurance number, survey responses, securities holdings and other financial information. Computershare uses this to administer your account, to better serve your and our clients’ needs and for other lawful purposes relating to Computershare’s services. Computershare may transfer personal information to other companies in or outside of Canada that provide data processing and storage or other support in order to facilitate the services it provides. Where Computershare shares your personal information with other companies to provide services to you, Computershare ensures they have adequate safeguards to protect your personal information. Computershare also ensures the protection of rights of data subjects under the General Data Protection Regulation, where applicable. Computershare has prepared a Privacy Code to tell you more about Computershare’s information practices, how your privacy is protected and how to contact Computershare’s Chief Privacy Officer. It is available at Computershare’s website, www.computershare.com, or by writing to Computershare at 100 University Avenue, Toronto, Ontario, M5J 2Y1. Computershare will use the information you are providing in order to process your request and will treat your signature(s) as your consent to us so doing.
11.
Canadian Revenue Agency Form NR301, Form NR302 and Form NR303

Copies of Form NR301 (for use by non-residents other than partnerships or hybrid entities), Form NR302 (for use by partnerships) and Form NR303 (for use by hybrid entities) are available from the Depositary on request or on the Canada Revenue Agency website: https://www.canada.ca/en/revenue-agency/services/forms-publications/forms.html. Holders that are required to complete Form NR302 or Form NR303 will be required to obtain a completed Form NR301, NR302, or NR303 or declaration of Canadian residence, as applicable, from each partner or member thereof. Holders should consult their own tax advisors with respect to the completion of these forms.
12.
Canadian Status Declaration

For purposes of the Canadian Status Declaration, the following definitions and interpretations shall apply:
“Canadian” means, as defined in the Investment Canada Act,
(a)
a Canadian citizen;

(b)
a permanent resident within the meaning of subsection 2(1) of the Immigration and Refugee Protection Act (Canada) who has been ordinarily resident in Canada for not more than one year after the time at which he or she first became eligible to apply for Canadian citizenship;

(c)
a Canadian government, whether federal, provincial or local, or an agency thereof; or

(d)
an entity that is Canadian-controlled, as determined under subsection 26(1) or (2) of the Investment Canada Act and in respect of which there has been no determination made under any of subsections 26(2.1), (2.11) and (2.31) of the Investment Canada Act or declaration made under subsection 26(2.2) or (2.32) of the Investment Canada Act.

“Canadian-controlled” means, for purposes of the definition of Canadian and as set forth in subsection 26(1) or (2) of the Investment Canada Act,
(1)
subject to subsections 26(2.1) to (2.2), (2.31) and (2.32) of the Investment Canada Act,

(a)
where one Canadian or two or more members of a voting group who are Canadians own a majority of the voting interests of an entity, it is a Canadian-controlled entity;

(b)
where paragraph (a) does not apply and one non-Canadian or two or more members of a voting group who are non-Canadians own a majority of the voting interests of an entity, it is not a Canadian-controlled entity;

(c)
where paragraphs (a) and (b) do not apply and a majority of the voting interests of an entity are owned by Canadians and it can be established that the entity is not controlled in fact through the ownership of its voting interests by one non-Canadian or by a voting group in which a member or members who are non-Canadians own one-half or more of those voting interests of the entity owned by the voting group, it is a Canadian-controlled entity; and

(d)
where paragraphs (a) to (c) do not apply and less than a majority of the voting interests of an entity are owned by Canadians, it is presumed not to be a Canadian-controlled entity unless the contrary can be established by showing that

i.
the entity is controlled in fact through the ownership of its voting interests by one Canadian or by a voting group in which a member or members who are Canadians own a majority of those voting interests of the entity owned by the voting group, or

ii.
in the case of an entity that is a corporation or limited partnership, the entity is not controlled in fact through the ownership of its voting interests and two-thirds of the members of its board of directors or, in the case of a limited partnership, two-thirds of its general partners, are Canadians.

(2)
Subject to subsections 26(2.1) to (2.2), (2.31) and (2.32) of the Investment Canada Act, if it can be established that a trust is not controlled in fact through the ownership of its voting interests, subsection (1) does not apply, and the trust is a Canadian-controlled entity if two-thirds of its trustees are Canadians.

(3)
Where two persons own equally all of the voting shares of a corporation and at least one of them is non-Canadian, the corporation is not a Canadian controlled entity.

“control” means control in any manner that results in control in fact, whether directly through the ownership of securities or indirectly through a trust, an agreement or arrangement, the ownership of any body corporate or otherwise.
“entity” means a corporation, partnership, trust or joint venture.
“Non-Canadian” means a person who is not a Canadian for purposes of the Investment Canada Act.
“permanent resident” shall have the meaning ascribed to it in subsection 2(1) of the Immigration and Refugee Protection Act (Canada), namely a person who has acquired permanent resident status and has not subsequently lost that status.
13.
Method of Delivery

Delivery of the Certificate(s) and this Election Form and Letter of Transmittal shall be effected only upon proper delivery to the Depositary. The method of delivery is at the election and risk of the signatory hereto. If such delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. Surrender may be made by mail, by hand or by overnight courier to the Depositary at one of the addresses shown below. You may deliver this Election Form via email transmission to the email shown below; however, email transmission is permitted only if all of the following conditions are met: (1)  the Loral Common Shares to be exchanged are not represented by certificates; (2) the undersigned is not utilizing the Special Issuance Instructions; and (3) a Medallion Signature Guarantee is not required.
14.
Validity of Surrender, Irregularities

All questions as to validity, form and eligibility of any surrender of Loral Common Shares hereby will be determined by Telesat Corporation and such determination shall be final and binding. A surrender will not be deemed to have been made until all defects and irregularities have been cured or waived. None of Telesat Corporation, the Depositary or any party to the Transaction Agreement has any duty to notify a holder of Loral Common Shares of any defects or irregularities.

The Exchange Agent and Depositary is:
COMPUTERSHARE INVESTOR SERVICES INC.
By Hand or by Courier:	By Mail:
100 University Avenue, 8th Floor, North Tower Toronto, Ontario M5J 2Y1	P.O. Box 7021 31 Adelaide St E Toronto, ON M5C 3H2 Attention: Corporate Actions
By Email Transmission:*
depositoryparticipant@computershare.com

*(Email transmission is permitted only if all of the following conditions are met: (1) the Loral Common Shares to be exchanged are not represented by certificates; (2) the undersigned is not utilizing the Special Issuance Instructions; and (3) a Medallion Signature Guarantee is not required)

For Questions:
Toll Free: 1-800-564-6253 Email: corporateactions@computershare.com